EXHIBIT 99.1

Elite Group Executes Binding LOI With Power Conversion Technologies Inc.

FRISCO, TX, December 20, 2019 (GLOBE NEWSWIRE)-- via NEWMEDIAWIRE-- Elite Group, Inc. (OTC: ELTZ) a Nevada corporation announced today that the company has entered into a binding letter of intent to acquire Power Conversion Technologies Inc. (PCTI).

PCTI operates in the multi billion dollar power electronics industry and designs and manufactures leading edge power electronic equipment for use in power conversion. PCTI serves clients in several industries including telecommunications, military, transportation, renewable energy and aerospace. PCTI’s clients include Fortune 500 companies and government organizations such as the US Military, US Airforce, US Navy and NASA. The global power electronics market size in 2017 was valued at $36 Billion and is expected to reach $51 Billion by 2023 according to MarketsandMarketsTM.

PCTI is also entering the Utility Scale Energy Storage industry. PCTI is well positioned to capitalize on the industry’s explosive growth by leveraging its expertise and market reputation. The Utility Scale Energy Storage industry is expected to grow tenfold by 2024 to reach $74 Billion according to Wood McKenzie Power & Renewable.

For more information on PCTI please follow the link www.pcti.com

Please read this press release in conjunction with the 8K filed on www.sec.gov

Forward-Looking Statements

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations varying significantly and materially from anticipated results. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by SEC rules. Investors are advised to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC.

Terrence Alan Tecco 214-783-1835

terrencetecco@gmail.com